EXHIBIT 23.5

April 5, 2012

VIA SEDAR

TO:	All Applicable Securities Regulatory Authorities

AND TO:	Vista Gold Corp.

Dear Sirs/Mesdames:

Re:	Vista Gold Corp. (the “Company”)
Short Form Base Shelf Prospectus — Consent of Expert

In connection with the Company’s short form base shelf prospectus dated March 16, 2012 and any amendment thereto and all documents incorporated by reference therein, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (collectively, the “Prospectus”), Mine Development Associates Inc. (“MDA”) hereby consents to the use of its name in the Prospectus in connection with references to its involvement in the preparation of the following technical reports:

(a)                                  “Mt. Todd Gold Project Prefeasibility Study, Northern Territory, Australia” dated October 1, 2010;

(b)                                 “10.65 MTPY Preliminary Feasibility Study, Mt. Todd Gold Project, Northern Territory, Australia” dated January 28, 2011;

(c)                                  “Feasibility Study Update, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico” dated September 1, 2009; and

(d)                                 “Technical Report, Preliminary Assessment, Long Valley Project, Mono County, California, USA” dated January 9, 2008

(collectively, the “Technical Reports”).

MDA also hereby consents to references to the Technical Reports, or portions thereof, in the Prospectus and to the inclusion and incorporation by reference of information derived from the Technical Reports in the Prospectus.

MDA confirms that it has read the Prospectus, and it has no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Technical Reports or that are within MDA’s knowledge as a result of the services it performed in connection with the Technical Reports.

Our firm assisted with the Technical Reports for the Company, portions of which are summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”).

We hereby consent to the incorporation by reference in the Company’s Registration Statement on Form S-3 and in the related Prospectus of the Company of the summary information concerning the Technical Reports, including the reference to our firm included with such information, as set forth above in the Form 10-K.

Yours truly,

MINE DEVELOPMENT ASSOCIATES INC.

/s/ Thomas Dyer
By: Thomas Dyer
Title: Senior Geologist